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                                                                    Exhibit 23.2

                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]

                         Certified Public Accountants
                                7621 Fitch Lane
                           Baltimore, Maryland 21236
                                 410-882-8050

                                MARCH 25, 1999

Board of Directors and Stockholders
Cecil Bancorp, Inc.
Elkton, Maryland


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Form 10-KSB Annual Report for the year ended December 31, 1998, of Cecil Bancorp, Inc. and Subsidiaries of our report dated March 11, 1998, relating to Columbian Bank, a Federal Savings Bank, and included in the 1998 Annual Report to Stockholders of Cecil Bancorp, Inc.

        We also consent to the incorporation by reference in Registration Statements (Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated March 11, 1998, relating to Columbian Bank, a Federal Savings Bank with respect to the consolidated financial statements incorporated therin by reference.



/s/ Anderson Associates, LLP
----------------------------

Baltimore, Maryland
March 25, 1999